Exhibit 99.10

LENNAR CORPORATION

Offers to Exchange

up to $267,708,000 aggregate principal amount of its 6.625% Senior Notes due 2020 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 6.625% Senior Notes due 2020, including related guarantees;

up to $300,000,000 aggregate principal amount of its 2.95% Senior Notes due 2020 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 2.95% Senior Notes due 2020, including related guarantees;

up to $397,610,000 aggregate principal amount of its 8.375% Senior Notes due 2021 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 8.375% Senior Notes due 2021, including related guarantees;

up to $291,965,000 aggregate principal amount of its 6.25% Senior Notes due 2021 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 6.25% Senior Notes due 2021, including related guarantees;

up to $240,805,000 aggregate principal amount of its 5.375% Senior Notes due 2022 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 5.375% Senior Notes due 2022, including related guarantees;

up to $421,441,000 aggregate principal amount of its 5.875% Senior Notes due 2024 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 5.875% Senior Notes due 2024, including related guarantees;

up to $395,535,000 aggregate principal amount of its 5.25% Senior Notes due 2026 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 5.25% Senior Notes due 2026, including related guarantees;

up to $347,343,000 aggregate principal amount of its 5.00% Senior Notes due 2027 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 5.00% Senior Notes due 2027, including related guarantees; and

up to $900,000,000 aggregate principal amount of its 4.75% Senior Notes due 2027 which have been registered under the Securities Act of 1933, including related guarantees, for any and all of its outstanding unregistered 4.75% Senior Notes due 2027, including related guarantees.

To Our Clients:

Enclosed for your consideration is a Prospectus, dated                , 2018 (as the same may be amended or supplemented from time to time, the “Prospectus”), of Lennar Corporation (the “Issuer”), and form letters of transmittal for each applicable series of notes (each, a “Letter of Transmittal”) relating to the Issuer’s offers to exchange (each, an “Exchange Offer” and collectively, the “Exchange Offers”), upon the terms and subject to the conditions set forth in the accompanying Prospectus and in the accompanying Letters of Transmittal, up to (i) $267,708,000 aggregate principal amount of our 6.625% Senior Notes due 2020, which have been registered under the Securities Act (as defined below), including related guarantees, for an equal principal amount of our outstanding 6.625% Senior Notes due 2020 (the “Original 6.625% 2020 Notes”), including related guarantees, (ii) $300,000,000 aggregate principal amount of our 2.95% Senior Notes due 2020, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 2.95% Senior Notes due 2020 (the “Original 2.95% 2020 Notes”), including related guarantees, (iii) $397,610,000 aggregate principal amount of our 8.375% Senior Notes due 2021, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 8.375% Senior Notes due 2021 (the “Original 8.375% 2021 Notes”), including related guarantees, (iv) $291,965,000 aggregate principal amount of our 6.25% Senior Notes due 2021, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 6.25% Senior Notes due 2021(the “Original 6.25% 2021 Notes”), including related guarantees, (v) $240,805,000 aggregate principal amount of our 5.375% Senior Notes due 2022, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 5.375% Senior Notes due 2022 (the “Original 2022 Notes”), including related guarantees, (vi) $421,441,000 aggregate principal amount of our 5.875% Senior Notes due 2024, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 5.875% Senior Notes due 2024 (the “Original 2024 Notes”), including related guarantees, (vii) $395,535,000 aggregate principal amount of our 5.25% Senior Notes due 2026, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 5.25% Senior Notes due 2026 (the “Original 2026 Notes”), including related guarantees, (viii) $347,343,000 aggregate principal amount of our 5.00% Senior Notes due 2027, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 5.00% Senior Notes due 2027 (the “Original 5.00% 2027 Notes”), including related guarantees, and (ix) $900,000,000 aggregate principal amount of our 4.75% Senior Notes due 2027, which have been registered under the Securities Act, including related guarantees, for an equal principal amount of our outstanding 4.75% Senior Notes due 2027 (the “Original 4.75% 2027 Notes”), including related guarantees. We refer to the Original 6.625% 2020 Notes, the Original 2.95% 2020 Notes, the Original 8.375% 2021 Notes, the Original 6.25% 2021 Notes, the Original 2022 Notes, the Original 2024 Notes, the Original 2026 Notes, the Original 5.00% 2027 Notes and the Original 4.75% 2027 Notes, collectively, as the “Original Notes.” The Original Notes were issued only to “qualified institutional buyers” in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

The material is being forwarded to you as the beneficial owner of the applicable Original Notes of each applicable series held by us for your account or benefit but not registered in your name. A tender of such Original Notes of such a series may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender such Original Notes of such a series in each applicable Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Original Notes, pursuant to the terms and conditions set forth in the Prospectus and applicable Letter of Transmittal. We urge you to read carefully the Prospectus and applicable Letter of Transmittal before instructing us to tender your Original Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender the applicable Original Notes on your behalf in accordance with the provisions of the Exchange Offers. Each

Exchange Offer will expire at 5:00 p.m., New York City time, on [•], 2018, unless such Exchange Offer is extended (the “Expiration Date”). Original Notes tendered pursuant to the Exchange Offers may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

If you wish to have us tender any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction forms that appears below. The accompanying Letters of Transmittal are furnished to you for informational purposes only and may not be used by you to tender the applicable Original Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers of the Issuer.

This will instruct you to tender the principal amount of Original Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the applicable Letter of Transmittal.

Box 1 ☐	Please tender my Original Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of such Original Notes of each series to be tendered if I wish to tender less than all of my Original Notes.

Box 2 ☐	Please do not tender any Original Notes held by you for my account or benefit.

Date:

Signature(s)

Please print name(s) here

Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Original Notes.